UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Grants
On February 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”) approved long-term incentive grants (the “Annual LTI Grants”) for certain of its executive officers.
The Annual LTI Grants were made pursuant to the Company’s 2014 Long-Term Incentive Plan (the “LTIP”) to each of John T. Rynd, Chief Executive Officer and President, Troy L. Carson, Senior Vice President and Chief Financial Officer, and Terrell L. Carr, Senior Vice President, Worldwide Drilling Operations.
Each of the executive officers received restricted stock awards (the “Restricted Stock Awards”), which vest 1/3 per year on each of the first three anniversaries of the designated grant date, March 2, 2015 (the “Grant Date”). Each executive officer was also granted a long-term cash performance award (the “Performance Awards”), which is earned subject to the achievement of Company performance objectives with respect to two metrics, relative stock price performance and operational downtime, over a one-year, two-year and three-year period, each beginning on January 1, 2015. 20% of the total Performance Award is achievable based on the one-year performance period, 30% is achievable based on the two-year performance period, and the remaining 50% is achievable based upon the three-year performance period. Mr. Rynd’s Performance Award also has an equity component that is earned, in addition to the cash, up to a total amount of 400,000 shares if minimum levels of performance are achieved. Performance objectives have been established for each metric, with the Performance Awards earning 100% more cash at the maximum level, and 40% less cash at the threshold level, with the amount earned prorated between levels. No cash or shares will be issued with respect to a particular metric over a particular performance period if the threshold performance objective is not met with respect to such metric over the particular performance period.
At the target level, the Performance Awards and the Restricted Stock Awards are approximately 80% and 20%, respectively, of the total target grant for Mr. Rynd, and approximately 73% and 27%, respectively, of the total target grant for Mr. Carson and Mr. Carr. The number of shares and amount of cash issuable to each of the executive officers if the target objectives are achieved with respect to each metric is as set forth below:

Name of Executive Officer	Restricted Stock Award	Performance Cash Award (Target)	Performance Equity Award
John T. Rynd	589,474 shares	$1,082,334	400,000 shares
Troy L. Carson	378,947 shares	$561,000	N/A
Terrell L. Carr	294,737 shares	$436,333	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 4, 2015	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President, General Counsel and Secretary